Exhibit 24(b)(11)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 11 to Registration Statement No. 33-23494 of Centennial New York Tax Exempt Trust of our report dated July 22, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touche LLP
--------------------------
DELOITTE & TOUCHE LLP



Denver, Colorado
October 4, 1996